NewsRelease

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TC PipeLines, LP to Release 2018 Fourth Quarter and Year End
Financial Results on February 21

HOUSTON, Texas – January 31, 2019 – TC PipeLines, LP (NYSE: TCP) (the Partnership) will release its 2018 fourth quarter and year end financial results on Thursday, February 21, 2019. Nathan Brown, president of the General Partner, will discuss the Partnership’s financial results and latest developments in a teleconference and webcast on Thursday, February 21 at 10 a.m. (CT) / 11 a.m. (ET).

Members of the investment community and other interested parties are invited to participate by calling 800.273.9672. Please dial in 10 minutes prior to the start of the call. No pass code is required. A live webcast will also be available through the Partnership’s website at www.tcpipelineslp.com or via the following URL: http://www.gowebcasting.com/9862. Slides for the conference call will be posted on the Investor Center of the Partnership’s website under “Events and Presentations” prior to the webcast.

A replay of the teleconference will also be available two hours after the conclusion of the call and until 11 p.m. (CT) and midnight (ET) on February 28, 2019, by calling 800.408.3053, then entering pass code 9718021#.

About TC PipeLines, LP

TC PipeLines, LP is a Delaware master limited partnership with interests in eight federally regulated U.S. interstate natural gas pipelines which serve markets in the Western, Midwestern and Northeastern United States. The Partnership is managed by its general partner, TC PipeLines GP, Inc., a subsidiary of TransCanada Corporation (NYSE:TRP). For more information about TC PipeLines, LP, visit the Partnership's website at www.tcpipelineslp.com.

Media Inquiries:
Grady Semmens
403.920.7859 or 800.608.7859

Unitholder and Analyst Inquiries:
Rhonda Amundson
877.290.2772
investor_relations@tcpipelineslp.com